Birner Dental Management Services, Inc.                        Exhibit No. 99.10
3801 East Florida Avenue, Suite 508
Denver, CO  80210
(303) 691-0680


FOR IMMEDIATE RELEASE
November 29, 2005



   BIRNER DENTAL MANAGEMENT SERVICES, INC. TO CONTINUE BUYING ITS COMMON STOCK


DENVER, COLORADO, November 29, 2005......Birner Dental Management Services, Inc.
(NASDAQ Small Cap Market: BDMS), operators of PERFECT TEETH dental practices, announced that the Board of Directors has approved an additional $1,500,000 of stock repurchases. Amounts previously approved by the board have been fully utilized for stock repurchases through the date of this press release. The Company considers stock repurchases to be a good investment of the Company's resources.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. Currently the Company manages 57 dental offices, of which 36 were acquired and 21 were de novo developments. The Company operates its dental offices under the PERFECT TEETH name.

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These and other risks are set forth in the reports filed by the Company with the Securities and Exchange Commission.



Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
303-691-0680